As filed with the Securities and Exchange Commission on September 15, 1997
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       UNION PACIFIC RESOURCES GROUP INC.
               (Exact name of issuer as specified in its charter)


                Utah                                 13-2647483
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation organization)
                                801 Cherry Street
                             Fort Worth, Texas 76102
                                 (817) 877-6000
                    (Address of principal executive offices)

                       UNION PACIFIC RESOURCES GROUP INC.
                EXECUTIVE DEFERRED COMPENSATION PLAN (the "EDCP")

        UNION PACIFIC RESOURCES GROUP DEFERRED COMPENSATION PLAN FOR THE
                        BOARD OF DIRECTORS (the "DDCP")
                            (Full title of the plans)

                               Mark L. Jones, Esq.
                                General Attorney
                       Union Pacific Resources Group Inc.
                                801 Cherry Street
                             Fort Worth, Texas 76102
                     (Name and address of agent for service)
                                 (817) 877-6000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

     Title of securities              Amount to be            Proposed maximum          Proposed maximum               Amount of
       to be registered                registered              offering price          aggregate offering          registration fee
                                                                  per share                   price
------------------------------  ------------------------- ------------------------- ------------------------- ---------------------
        Common Stock,                  250,000(1)                 $24.50(2)               $6,125,000(2)                $1,856(3)
         no par value
------------------------------  ------------------------- ------------------------- ------------------------- ---------------------
    Deferred Compensation            $12,500,000(5)                 100%                   $12,500,000                 $3,788(3)
        Obligations(4)
==============================  ========================= ========================= ========================= =====================

(1) Represents 200,000 shares that may be offered or sold pursuant to the EDCP and 50,000 shares that may be offered or sold pursuant to the DDCP, including associated preferred stock purchase rights.
(2) Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee based on the average of the reported high and low sales prices for a share of Common Stock on September 12, 1997 as reported on the New York Stock Exchange.
(3) Calculated pursuant to Section 6(b) as follows: 1/33 of one percent of the maximum aggregate offering price.
(4) The Deferred Compensation Obligations are unsecured obligations of Union Pacific Resources Group Inc. to pay deferred compensation in the future in accordance with the terms of the EDCP and the DDCP.
(5) Represents registration of obligations concerning $10,000,000 that may be deferred pursuant to the EDCP and $2,500,000 that may be deferred pursuant to the DDCP.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Union Pacific Resources Group Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as amended by Form 10-K/A dated June 30, 1997;

          (b) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

          (c) the Registrant's Current Report on Form 8-K dated June 24, 1997;

          (d) the description of the Registrant's Common Stock, no par value (the "Common Stock"), set forth in the Registrant's Form 8-A dated August 21, 1995; and

          (e) the description of the Registrant's preferred stock purchase rights (the "Rights") set forth in the Registrant's Form 8-A dated October 29, 1996.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Experts. The financial statements incorporated by reference from the Registrant's annual report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for periods ended March 31, 1997 and 1996 and June 30, 1997 and 1996 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act"), for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

Item 4. Description of Securities.

     With respect to the Deferred Compensation Obligations registered hereby, the Registrant will provide directors and eligible employees the opportunity for the deferral of compensation, including certain long-term and incentive compensation, as specified in the EDCP and the DDCP. The obligations of the Registrant under such agreements (the "Obligations") will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the EDCP and the DDCP, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. However, because the Registrant is a holding company, the right of the Registrant, and hence, the right of creditors of the Registrant (including participants in the EDCP and the DDCP), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor of the subsidiary may be recognized.

     The amount of compensation to be deferred by each participating director and employee (each a "Participant") will be determined in accordance with the EDCP and DDCP based on elections by each Participant. In general, each Obligation will be payable on a date selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to one or more return options individually chosen by each Participant from a list of investment media. Each Participant's Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected return options, including any appreciation or depreciation.

     A Participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the EDCP and the DDCP, by written will, or by the laws of descent and distribution.

     The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations, and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

     A description of the Common Stock and Rights registered hereby is not necessary within this registration statement because the descriptions of such classes of securities are contained in the Commission filings referenced in paragraphs (d) and (e) of Item 3 above and incorporated by reference herein.

Item 5. Interests of Named Experts and Counsel.

     An opinion concerning the validity of the issuance of shares of Common Stock and the validity and binding nature of the Obligations has been passed upon for the Registrant by Mark L. Jones, General Attorney of the Registrant. Mr. Jones beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than 1% of the Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

     The Registrant is a Utah corporation. Section 16-10a-901 et. seq. of the Utah Revised Business Corporation Act (the "UBCA") grants to a corporation the power to indemnify an individual made a party to a lawsuit or other proceeding because such party is or was a director or officer. A corporation is further empowered under Section 16-10a-908 of the UBCA to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such. The Registrant maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such. The Registrant's Amended and Restated By-Laws (the "UPR By-Laws") provide for mandatory indemnification of its directors, officers and employees and those of its subsidiaries, against liability asserted against them arising out of their status as such.

     The Registrant's Amended and Restated Articles of Incorporation, as amended (the "UPR Charter"), eliminate in certain circumstances the personal liability of directors of the Registrant for monetary damages for their action or failure to act as a director. These provisions of the UPR Charter do not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 16-10a-842 of the UBCA (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to statute, the UPR By-laws, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

   Not Applicable.

Item 8. Exhibits.

    5.1      Opinion of Mark L. Jones, Esq., General Attorney of the Registrant.

   15.1      Letter regarding unaudited interim financial information.

   23.1      Consent of Deloitte & Touche LLP.

   23.2      Consent of Mark L. Jones, Esq., General Attorney of the Registrant (included in Exhibit
              5.1 above).

   24.1      Power of Attorney (set forth on signature pages of this Registration Statement).

   24.2      Form of Power of Attorney executed concerning the attorney-in-fact set forth on the signature pages of this Registration Statement.

   99.1      Union Pacific Resources Group Inc. Executive Deferred Compensation Plan.

   99.2      Union Pacific Resources Group Inc. Deferred Compensation Plan for the Board of Directors.

Item 9. Undertakings.

   (a)   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(i)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 12th day of September, 1997.

                                 UNION PACIFIC RESOURCES GROUP INC.

                                 By: /s/ Morris B. Smith
                                     ----------------------------------
                                     Name:  Morris B. Smith
                                     Title: Vice President
                                             and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                                     TITLE                                   DATE
      ---------                                     -----                                   ----
/s/  Jack L. Messman                     Chairman of the Board and Chief                September 12, 1997
---------------------------------------- Executive Officer (Principal Executive
Jack L. Messman                          Officer)

/s/  Morris B. Smith                     Vice President and Chief                       September 12, 1997
---------------------------------------- Financial Officer (Principal Financial and
Morris B. Smith                          Accounting Officer)

/s/  H. Jesse Arnelle*                   Director                                       September 12, 1997
----------------------------------------
H. Jesse Arnelle

/s/  Preston M. Geren III*               Director                                       September 12, 1997
----------------------------------------
Preston M. Geren III

/s/  Lawrence M. Jones*                  Director                                       September 12, 1997
-----------------------------------------
Lawrence M. Jones

/s/  John W. Poduska, Sr., Ph.D.*        Director                                       September 12, 1997
----------------------------------------
John W. Poduska, Sr., Ph.D.

/s/  Michael E. Rossi*                   Director                                       September 12, 1997
----------------------------------------
Michael E. Rossi

/s/  Samuel K. Skinner*                  Director                                       September 12, 1997
----------------------------------------
Samuel K. Skinner

/s/  James R. Thompson*                  Director                                       September 12, 1997
----------------------------------------
James R. Thompson

*By:  /s/  Mark  L. Jones
      ----------------------------------
       Mark L. Jones
       Executing on behalf of at least
       a majority of the Board of
       Directors as Attorney-in-Fact

                                INDEX TO EXHIBITS


   Exhibit
   Number
    5.1           Opinion of Mark L. Jones, Esq., General Attorney of the Registrant.

   15.1           Letter regarding unaudited interim financial information.

   23.1           Consent of Deloitte & Touche LLP.

   23.2           Consent of Mark L. Jones, Esq., General Attorney of the Registrant (included in
                  Exhibit 5.1).

   24.1           Power of Attorney (set forth on signature pages of this Registration Statement).

   24.2           Form of Power of Attorney executed concerning the attorney-in-fact set forth on the signature pages of this Registration Statement.

   99.1           Union Pacific Resources Group Inc. Executive Deferred Compensation Plan.

   99.2           Union Pacific Resources Group Inc. Deferred Compensation Plan for the Board of
                  Directors.
